September 4, 20057


U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form S-8 Registration
 Statement our report dated April 12, 2007 relating to the financial statements of Frontier Energy Corp. as of December
 31, 2006 and 2005 and for the years then ended.

Sincerely,

/s/ De Joya Griffith & Company, LLC
De Joya Griffith & Company, LLC